UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2013

TIGERLOGIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-16449	94-3046892
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25A Technology Drive Irvine, CA 92618
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (949) 442-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of TigerLogic Corporation (the “Company”)’s Stockholders held on February 28, 2013 (the “Meeting”), two proposals were submitted. No other proposals were put before the Meeting. The proposals and voting results were as follows:

1.  To elect two (2) Class II directors of the Company to serve a term of three (3) years or until their successors are duly elected and qualified:

Richard W. Koe	FOR: 17,654,555	WITHHELD: 861,871	BROKER NON-VOTE: 8,040,160
Douglas G. Ballinger	FOR: 17,636,617	WITHHELD: 879,809	BROKER NON-VOTE: 8,040,160

The terms of office of the following four directors continued after the meeting: Philip D. Barrett, Gerald F. Chew, Nancy M. Harvey and Douglas G. Marshall.

2.  To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending March 31, 2013:

FOR: 26,519,790	AGAINST: 35,000	ABSTAIN: 1,796	BROKER NON-VOTE: —

All proposals were approved by the requisite number of votes.

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), companies are required to include, not less frequently than once every three years, an advisory resolution subject to a non-binding stockholder vote to approve the compensation of such company’s named executive officers in its proxy materials for a meeting of stockholders where executive compensation disclosure is required by the SEC rules.  Although smaller reporting companies, including the Company, became subject to this requirement for the first time this year pursuant to Rule 14a-21 of the Securities Exchange Act of 1934, as amended, the Company previously included the required non-binding stockholder resolutions regarding executive compensation and the frequency of such stockholder advisory votes in its proxy statement for the Company’s Annual Meeting of Stockholders held on February 24, 2011.  As required under the Dodd-Frank Act and the SEC rules, and consistent with the approval by the Company’s stockholders received in 2011 of holding this non-binding stockholder vote every three years, the Company will include an advisory resolution regarding executive compensation in its proxy materials for next year’s annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: March 1, 2013	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer